SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

XenoPort, Inc.

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NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

Second Independent Proxy Advisory Firm Recommends that XenoPort

Stockholders Vote “FOR ALL” XenoPort Director Nominees on the WHITE Proxy Card

Egan-Jones Joins ISS in Supporting XenoPort’s Director Nominees

SANTA CLARA, Calif. – June 2, 2014 – XenoPort, Inc. (Nasdaq: XNPT) today announced that Egan-Jones Proxy Services, an independent proxy advisory firm, has recommended that XenoPort stockholders vote “FOR ALL” of XenoPort’s director nominees on the WHITE proxy card at the Company’s Annual Meeting of Stockholders to be held on June 11, 2014.

Egan-Jones is the second independent proxy advisory firm to support all three of XenoPort’s director nominees. As announced on May 30, 2014, Institutional Shareholder Services (ISS) has also recommended that XenoPort stockholders vote “FOR ALL” three of XenoPort’s director nominees and “do not vote” on the gold proxy card or for any of the three nominees proposed by Clinton Relational Opportunity Master Fund, L.P. and its affiliates (Clinton).

Like ISS, Egan-Jones also recommends that XenoPort stockholders vote “FOR” the approval of the XenoPort, Inc. 2014 Equity Incentive Plan, “FOR” the approval, on an advisory basis, of the compensation of XenoPort’s named executive officers, and “FOR” the ratification of the selection by the audit committee of the Board of Directors of Ernst & Young LLP as XenoPort’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

In its June 2, 2014 report, Egan-Jones stated:1

“We believe that support for voting the management ballot is merited and that voting the management ballot (WHITE PROXY CARD) is in the best interests of the Company and its shareholders. In arriving at the conclusion, we have considered the following factors:

1.	Our belief that the dissidents have failed to make a persuasive case that their joining the board and displacing certain members of the existing board would lead to enhancing the Company’s shareholder value. Also, we are not convinced that the election of the dissidents’ slate to the board of directors would work to the benefit of all shareholders.

[1]	Permission to use quotations was neither sought nor obtained.

2.	Our belief that the Company’s strategy to commercialize Horizant, involving reacquiring the rights to Horizant and re-launching it, as well as to move forward in developing the XP23829 potential treatment for psoriasis and/or relapsing forms of multiple sclerosis (MS) appears to have a substantial likelihood of increasing shareholder value. The dissidents are unconvincing with their claim that the Company’s efforts to maximize the value of Horizant have come at the expense of the development of XP829.”

Commenting on the Egan-Jones and ISS reports, XenoPort issued the following statement:

We are pleased that two leading independent proxy advisory firms, ISS and Egan-Jones, have recommended all of XenoPort’s highly qualified and experienced director nominees. The recommendations from ISS and Egan-Jones further reinforce our belief that XenoPort has the right Board and is taking the appropriate steps to maximize the value of XenoPort’s assets and build stockholder value. We urge XenoPort stockholders to follow the recommendations of ISS and Egan-Jones by voting “FOR ALL” of XenoPort’s director nominees on the WHITE proxy card today.

To follow the Egan-Jones and ISS recommendations on the election and XenoPort’s proposals, XenoPort’s stockholders should vote on the WHITE proxy card “FOR ALL” of XenoPort’s nominees: Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D. and vote “FOR” the approval of the XenoPort, Inc. 2014 Equity Incentive Plan, vote “FOR” the approval, on an advisory basis, the compensation of XenoPort’s named executive officers, and vote “FOR” the ratification of the selection by the audit committee of the Board of Directors of Ernst & Young LLP as XenoPort’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The XenoPort Board of Directors also urges stockholders to vote “FOR” Proposals 9 through 14 and “AGAINST” Clinton Proposals 5 through 8.

XenoPort stockholders are reminded that their vote is important, no matter how many or how few shares they own.

If you have any questions, require assistance with

voting your WHITE

proxy card or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Forward-Looking Statements

This communication contains “forward-looking” statements, including, without limitation, all statements related to the potential value of XenoPort’s assets and XenoPort’s ability to build stockholder value, including all statements related to the value opportunity for HORIZANT® (gabapentin enacarbil) Extended-Release Tablets and the suitability of XP23829 as a potential treatment for psoriasis or relapsing forms of MS; and other statements that are not historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “belief,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to XenoPort’s lack of commercialization experience and its ability to successfully market and sell HORIZANT, including XenoPort’s ability to maintain sales, marketing, distribution, supply chain and other sufficient capabilities to sell HORIZANT; XenoPort’s dependence on the success of its strategies for HORIZANT commercialization, promotion and distribution, as well as its ability to successfully execute on these activities and to comply with applicable laws, regulations and regulatory requirements; the competitive environment for and the degree of market acceptance of HORIZANT; obtaining appropriate pricing and reimbursement for HORIZANT in an increasingly challenging environment; the difficulty and uncertainty of pharmaceutical product development and the uncertain results and timing of clinical trials and other studies, including the risk that success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful; XenoPort’s ability to successfully advance XP23829 development and to conduct or initiate clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s review process and other regulatory requirements, including the risk that FDA action, including with respect to the investigational new drug application for XP23829, would delay or prevent the initiation of future clinical trials of XP23829; XenoPort’s need for and the availability of resources to develop XP23829 and to support XenoPort’s operations; XenoPort’s dependence on collaborative partners; the uncertain therapeutic and commercial value of HORIZANT and XP23829; as well as risks related to future opportunities and plans, including the uncertainty of future operating results. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission on May 9, 2014. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

XenoPort, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with XenoPort’s 2014 Annual Meeting of Stockholders. XenoPort has filed with the SEC and provided to its stockholders a definitive proxy statement and a WHITE proxy card in connection with such solicitation. XENOPORT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of XenoPort’s directors and executive officers and their respective interests in XenoPort by security holdings or otherwise is set forth in XenoPort’s definitive proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 22, 2014, including Appendix B thereto.

The definitive proxy statement (and amendments or supplements thereto) and the accompanying WHITE proxy card, and any other relevant documents and other material filed by XenoPort with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at XenoPort’s investor relations website at http://investor.xenoport.com/index.cfm. Copies may also be obtained free of charge by contacting XenoPort Investor Relations by mail at 3410 Central Expressway, Santa Clara, California 95051 or by telephone at (408) 616-7200.

About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing and commercializing a portfolio of internally discovered product candidates for the potential treatment of neurological disorders. XenoPort is currently commercializing HORIZANT in the United States and developing its novel fumaric acid ester product candidate, XP23829, as a potential treatment for psoriasis and relapsing forms of MS. REGNITE® (gabapentin enacarbil) Extended-Release Tablets is being marketed in Japan by Astellas Pharma Inc. XenoPort’s pipeline of product candidates also includes potential treatments for patients with spasticity related to spinal cord injury and Parkinson’s disease. To learn more about XenoPort, please visit the Web site at www.XenoPort.com.

HORIZANT, REGNITE and XENOPORT are registered trademarks of XenoPort, Inc.

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